Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces First Quarter 2016 Earnings Results

•	Quarterly revenue of $62.3 million consisting of:

•	Managed Services revenue of $54.4 million,

•	Telecoms Systems Integration (TSI) revenue of $7.9 million

•	Settlement of the TSI contractual dispute, resulting in:

•	Incremental Revenue of $2.3 million,

•	Incremental Adjusted EBITDA of $2.1 million

•	Quarterly Adjusted EBITDA of $10.7 million

HOUSTON – May 9, 2016 – RigNet, Inc. (NASDAQ: RNET), a leading global provider of digital technology solutions focusing on serving energy facilities, maritime vessels and other global remote locations, today reported quarterly results for the quarter ended March 31, 2016.

Quarterly revenue was $62.3 million representing an increase of $10.2 million compared to the prior quarter and a decrease of $15.3 million compared to the prior year quarter. The revenue increase compared to the prior quarter was primarily due to a $12.8 million increase in TSI due to the settlement of the TSI contractual dispute partially offset by a $2.6 million decrease from Managed Services. The decrease compared to the prior year resulted primarily from Managed Services revenue which decreased $12.7 million. These Managed Services decreases are primarily due to reduced spending by oil and gas operators on upstream drilling projects as a result of lower commodity prices.

During the first quarter of 2016, the Company settled the TSI contractual dispute. As a result, the Company has reduced the accrued estimated loss from $14.3 million to $12.0 million for the life of this project, thus recognizing incremental Adjusted EBITDA in the quarter of $2.1 million consisting of revenue of $2.3 million and $0.2 million in legal fees. The Company believes it will complete the project in the second quarter of 2016.

Quarterly Adjusted EBITDA was $10.7 million compared to negative $3.2 million in the prior quarter and $17.1 million in the prior year quarter. The increase since the prior quarter was due to the settlement of the TSI dispute coupled with cost containment actions partially offset by lower Managed Services results. The decrease compared to the prior year quarter resulted primarily from lower revenue partially offset by benefits from cost containment actions.

GAAP net loss attributable to common stockholders was $1.3 million, or $0.08 per share, compared to $11.0 million, or $0.63 per share, in the prior quarter and $1.0 million, or $0.06 per share, in the prior year quarter.

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Quarterly Cash Earnings were $9.1 million, or $0.52 per diluted share compared to $0.6 million, or $0.03 per share, in the prior quarter and $14.3 million, or $0.82 in the prior year quarter.

Capital expenditures were $4.9 million compared to $10.5 million in the prior quarter and $8.1 million in the prior year quarter. Unlevered Free Cash Flow, defined as Adjusted EBITDA less capital expenditures was $5.8 million compared to a negative $13.7 million in the prior quarter and $9.0 million in the prior year quarter.

The Company recorded $1.9 million of executive departure costs, acquisition costs of $0.2 million, $0.3 million of CEO search costs, and ERP implementation costs of $0.4 million in the quarter ended March 31, 2016. The Company recorded total negative adjustments of $15.6 million related to the TSI contractual dispute, a $1.7 million impairment of property, plant and equipment in our North America land operations, and incurred $1.0 million of executive departure costs in the quarter ended December 31, 2015. The Company recorded restructuring charges of ($0.6) million, ($0.1) million and $6.2 million in the quarters ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively. The executive departure costs, acquisition costs, impairment of property, plant and equipment and restructuring charges are added back to net income in our non-GAAP measures below.

Marty L. Jimmerson, interim chief executive officer and president, commented, “During the first quarter, our managed services business performed well despite continuing difficult market conditions. We will continue to focus on reducing costs and providing the same best-in-class and high quality services to the energy industry during this down cycle, which we expect to continue in the near term. We are pleased with the accomplishments achieved to date regarding expanding our service offerings to the maritime and channel sales verticals. While not significant today we are encouraged with the opportunities that we see ahead of us in these two markets. Finally, we are pleased to have resolved the contractual dispute with our TSI customer, resulting in improvements to our revenue and earnings during the quarter and look forward to concluding this project in the second quarter of 2016.”

A conference call for investors will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, May 10, 2016, to discuss RigNet’s 2016 first quarter results. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

Non-GAAP Financial Measures

This press release contains the following non-GAAP measures: Gross Profit (excluding depreciation and amortization), Adjusted EBITDA, Unlevered Free Cash Flow, Cash Earnings and Cash EPS. Gross Profit (excluding depreciation and amortization), Adjusted EBITDA, Unlevered Free Cash Flow, Cash Earnings

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net and Cash EPS are financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s most recent 10-K filings for the year ended December 31, 2015 for a more detailed discussion of the uses and limitations of our non-GAAP financial measures.

GAAP defines gross profit as revenue less cost of revenue, and includes in costs of revenue depreciation and amortization expenses related to revenue-generating long-lived and intangible assets. We define Gross Profit (excluding depreciation and amortization) as revenue less cost of revenue (excluding depreciation and amortization). This measure differs from the GAAP definition of gross profit as we do not include the impact of depreciation and amortization expenses related to revenue-generating long-lived and intangible assets which represent non-cash expenses. We use this measure to evaluate operating margins and the effectiveness of cost management.

We define Adjusted EBITDA as net loss plus interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, intangibles, property, plant and equipment, foreign exchange impact of intercompany financing activities, (gain) loss on retirement of property, plant and equipment, change in fair value of derivatives, stock-based compensation, merger/acquisition costs and related bonuses, executive departure costs, restructuring charges and non-recurring items. Adjusted EBITDA should not be considered as an alternative to net loss, operating income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.

We define Unlevered Free Cash Flow as Adjusted EBITDA less capital expenditures. Unlevered Free Cash Flow should not be considered as an alternative to net loss, operating income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.

We define Cash Earnings as net loss, plus depreciation and amortization, impairment of goodwill, intangibles, property, plant and equipment, foreign exchange impact of intercompany financing activities, (gain) loss on retirement of property and equipment, change in fair value of derivatives, stock-based compensation, IPO or merger/acquisition costs and related bonuses, executive departure costs, restructuring charges and non-recurring items. We define Cash EPS as Cash Earnings divided by diluted shares. Cash Earnings and Cash EPS should not be considered as an alternative to net loss, operating income (loss), basic or diluted earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP.

About RigNet

RigNet (NASDAQ: RNET) is a leading global provider of digital technology solutions focusing on serving energy facilities, maritime vessels and other global remote locations. RigNet provides solutions ranging from fully-managed voice and data networks to more advanced applications that include video conferencing and real-time data services to more than 1,000 remote sites in over 50 countries on six continents. RigNet is based in Houston, Texas. For more information, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor contact
Charles E. Schneider	Tel: +1 (281) 674-0699
Chief Financial Officer, RigNet, Inc.	investor.relations@rig.net

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Unaudited Consolidated Statements of Comprehensive Income Data:
Revenue	$62,341	$52,186	$77,650

Expenses:
Cost of revenue (excluding depreciation and amortization)	36,276	41,378	43,933
Depreciation and amortization	8,243	8,070	8,096
Impairment of goodwill, intangibles, and property, plant and equipment	—	1,670	—
Selling and marketing	1,892	2,380	2,678
General and administrative	15,341	13,369	20,491

Total expenses	61,752	66,867	75,198

Operating income (loss)	589	(14,681)	2,452
Other expense, net	(954)	(607)	(1,080)

Income (loss) before income taxes	(365)	(15,288)	1,372
Income tax expense	(902)	4,329	(2,314)

Net loss	$(1,267)	$(10,959)	$(942)

Loss Per Share - Basic and Diluted
Net loss attributable to RigNet, Inc. common stockholders	$(1,333)	$(11,040)	$(1,029)
Net loss per share attributable to RigNet, Inc. common stockholders, basic	$(0.08)	$(0.63)	$(0.06)
Net loss per share attributable to RigNet, Inc. common stockholders, diluted	$(0.08)	$(0.63)	$(0.06)
Weighted average shares outstanding, basic	17,613	17,610	17,463
Weighted average shares outstanding, diluted	17,613	17,610	17,463
Unaudited Non-GAAP Data:
Gross Profit (excluding depreciation and amortization)	$26,065	$10,808	$33,717
Gross Profit (excluding depreciation and amortization) margin	41.8%	20.7%	43.4%
Adjusted EBITDA	$10,666	$(3,211)	$17,114
Adjusted EBITDA margin	17.1%	(6.2)%	22.0%
Unlevered Free Cash Flow	$5,761	$(13,674)	$9,041
Cash Earnings	$9,096	$585	$14,289
Cash EPS	$0.52	$0.03	$0.82

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Reconciliation of Gross Profit to Gross Profit (excluding depreciation and amortization):
Gross profit	$18,300	$3,088	$25,978
Depreciation and amortization related to cost of revenue	7,765	7,720	7,739

Gross Profit (excluding depreciation and amortization)	$26,065	$10,808	$33,717

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Reconciliation of Net Income (loss) to Adjusted EBITDA, Cash Earnings, Cash EPS and Unlevered Free Cash Flow:
Net loss	$(1,267)	$(10,959)	$(942)
Interest expense	668	533	511
Depreciation and amortization	8,243	8,070	8,096
Impairment of goodwill, intangibles, and property, plant and equipment	—	1,670	—
Gain on sales of property, plant and equipment, net of retirements	(16)	(18)	(12)
Stock-based compensation	714	705	949
Restructuring costs	(632)	(104)	6,198
Executive departure costs	1,884	1,000	—
Acquisition costs	170	221	—
Income tax expense	902	(4,329)	2,314

Adjusted EBITDA (non-GAAP measure)	$10,666	$(3,211)	$17,114

Interest expense	(668)	(533)	(511)
Income tax expense	(902)	4,329	(2,314)

Cash Earnings (non-GAAP measure)	$9,096	$585	$14,289

Diluted Shares	17,613	17,610	17,463

Cash EPS (non-GAAP measure)	$0.52	$0.03	$0.82

Adjusted EBITDA (non-GAAP measure)	$10,666	$(3,211)	$17,114
Capital expenditures	4,905	10,463	8,073

Unlevered Free Cash Flow (non-GAAP measure)	$5,761	$(13,674)	$9,041

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

	March 31,	December 31,
	2016	2015
	(in thousands)
Unaudited Consolidated Balance Sheet Data:
Cash and cash equivalents	$51,979	$60,468
Restricted cash - current portion	46	543
Total assets	264,226	258,116
Current maturities of long-term debt	8,383	8,421
Long-term debt	67,075	69,238

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Unaudited Consolidated Statements of Cash Flows Data:
Cash and cash equivalents, January 1,	$60,468	$66,576
Net cash provided by operating activities	1,890	5,822
Net cash used in investing activities	(8,361)	(8,056)
Net cash used in financing activities	(2,363)	(2,213)
Changes in foreign currency translation	345	(1,340)

Cash and cash equivalents, March 31,	$51,979	$60,789

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter
	2015	2015	2015	2015	2016
Selected Operational Data (4):
Offshore drilling rigs (1)	281	270	255	238	232
Strategic initiatives (2)	526	515	537	519	499
Other sites (3)	493	442	436	373	287

Total	1,300	1,227	1,228	1,130	1,018

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes production facilities, support vessels and international land rigs
(3)	Includes U.S. onshore drilling rigs, completion sites, man-camps, remote offices and supply bases
(4)	Includes sites acquired from Tecnor

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Eastern Hemisphere:
Revenue	$31,450	$33,809	$38,971
Cost of revenue	16,496	17,316	17,900

Gross Profit (non-GAAP measure)	14,954	16,493	21,071

Gross Profit margin	47.5%	48.8%	54.1%
Depreciation and amortization	4,473	3,744	3,972
Selling, general and administrative	3,076	3,209	3,528

Operating income	$7,405	$9,540	$13,571

Adjusted EBITDA (non-GAAP measure)	$11,697	$13,038	$17,475

Adjusted EBITDA margin	37.2%	38.6%	44.8%
Western Hemisphere:
Revenue	$22,971	$23,261	$28,128
Cost of revenue	13,129	12,512	13,954

Gross Profit (non-GAAP measure)	9,842	10,749	14,174

Gross Profit margin	42.8%	46.2%	50.4%
Depreciation and amortization	2,716	2,709	3,016
Impairment of goodwill and intangibles	—	1,670	—
Selling, general and administrative	3,170	3,091	4,554

Operating income	$3,956	$3,279	$6,604

Adjusted EBITDA (non-GAAP measure)	$6,671	$7,664	$9,249

Adjusted EBITDA margin	29.0%	32.9%	32.9%
Telecoms Systems Integration:
Revenue	$7,920	$(4,884)	$10,551
Cost of revenue	5,276	9,155	8,073

Gross Profit (non-GAAP measure)	2,644	(14,039)	2,478

Gross Profit margin	33.4%	287.4%	23.5%
Depreciation and amortization	29	775	764
Selling, general and administrative	921	1,217	1,080

Operating income (loss)	$1,694	$(16,031)	$634

Adjusted EBITDA (non-GAAP measure)	$1,654	$(15,275)	$1,249

Adjusted EBITDA margin	20.9%	312.8%	11.8%

NOTE: Consolidated balances include the three segments above along with corporate activities and intercompany eliminations.

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1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net